                                  SCHEDULE 14A

                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Under Sec.240.14a-12
/ /  Confidential for Use of the Commission Only (as permitted by
     Rule 14a-b (e) (2))

                              HEALTHGATE DATA CORP.
                (Name of Registrant as Specified in its charter)

                              HEALTHGATE DATA CORP.
                   (Name of Person (s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

     1.  Title of each class of securities to which transaction applies:

     2.  Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.  Proposed maximum aggregate value of transaction:

     5.  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     1.  Amount previously paid:
     2.  Form, Schedule or Registration Statement No.:
     3.  Filing Party:
     4.   Date Filed:

                                     [LOGO]

                             HEALTHGATE DATA CORP.
                         25 CORPORATE DRIVE, SUITE 310
                        BURLINGTON, MASSACHUSETTS 01803
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                OCTOBER 5, 2000

    Notice is hereby given that the Annual Meeting of Stockholders of HealthGate Data Corp. (the "Company") will be held on Thursday, October 5, 2000 commencing at 10:00 A.M., local time, at the Boston Marriott Burlington, Routes 128 and 3A, One Mall Road, Burlington, Massachusetts for the following purposes:

    1. To elect two Class I Directors to the Board of Directors of the Company to serve for three year terms until the 2003 annual meeting of stockholders;

    2. To approve an amendment to the Company's 1994 Stock Option Plan to increase the number of shares of the Company's common stock issuable under the Plan from 3,599,997 to 4,480,000; and

    3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The stock transfer books will not be closed but only stockholders of record at the close of business on August 21, 2000, will be entitled to notice of and to vote at the meeting.

                                                       By order of the Board of Directors,

                                                       [LOGO]
                                                       Rick Lawson
                                                       Secretary

Burlington, Massachusetts
August 29, 2000

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING AND VOTE YOUR SHARES. IN THE EVENT YOU CANNOT ATTEND, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. A STOCKHOLDER WHO EXECUTES AND RETURNS A PROXY IN THE ACCOMPANYING FORM HAS THE POWER TO REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                     [LOGO]

                             HEALTHGATE DATA CORP.
                         25 CORPORATE DRIVE, SUITE 310
                        BURLINGTON, MASSACHUSETTS 01803

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         PROXY SOLICITATION AND EXPENSE

    The accompanying proxy is solicited by the Board of Directors of HealthGate Data Corp. ("HealthGate" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, October 5, 2000, at 10:00 A.M., local time, at the Boston Marriott Burlington, Routes 128 and 3A, One Mall Road, Burlington, Massachusetts. Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted. A stockholder who executes and returns a proxy in the accompanying form has the power to revoke such proxy at any time prior to exercise thereof by notice in writing received by the Secretary of HealthGate, by executing a later dated proxy, or by attending the meeting and voting in person. It is expected that proxy solicitation materials will be mailed to stockholders on or about August 30, 2000.

    The expense of soliciting proxies in the accompanying form will be borne by HealthGate. HealthGate has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies from stockholders, at a fee of $3,500. In addition, directors, officers, employees or agents of HealthGate may make some solicitations by mail, telephone or personal interview.

                         OUTSTANDING VOTING SECURITIES

    Only holders of record at the close of business on August 21, 2000 (the "Record Date") will be entitled to vote at the meeting. On the Record Date there were 17,912,482 shares of HealthGate's Common Stock, par value $0.01 per share, ("Common Stock") outstanding, each of which is entitled to one vote.

    The presence, either in person or by proxy, of the holders of a majority of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes (as defined below) will be counted for purposes of determining the presence or absence of a quorum.

    Directors will be elected by a plurality of the votes cast by the holders of HealthGate's Common Stock voting in person or by proxy at the Annual Meeting.

    Generally, proposals must be approved by a majority of the votes properly cast. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as voting with respect to that matter. Accordingly, broker non-votes and abstentions will have no effect on the outcome of the proposal to amend HealthGate's 1994 Stock Option Plan. HealthGate believes that the tabulation procedures to be followed are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    In accordance with HealthGate's Certificate of Incorporation, our Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of stockholders, the successors to the Directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election until a successor has been duly elected and qualified.

    Each of David Friend and William G. Nelson has been nominated for election at the 2000 Annual Meeting of Stockholders to serve as a director for a three-year term expiring at our annual meeting of stockholders in 2003 or until his respective successor has been duly elected and qualified. It is intended that the persons named in the proxy will vote for the election of each of the two nominees listed below to serve as Class I Directors for a three year term until the 2003 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees has indicated his willingness to serve or to continue to serve as a member of the Board of Directors if elected; however, in case any nominee should become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the proxy holders will have discretionary authority in that instance to vote for a substitute nominee.

    Assuming a quorum is present, the two persons receiving the two highest totals of votes cast in favor of his or her election will be elected as Class I Directors.

DIRECTORS--NOMINEES FOR A TERM OF THREE YEARS EXPIRING IN 2003

    The nominees for election at the annual meeting of stockholders as Class I Directors are as follows:

    DAVID FRIEND (age 52) has served as a member of our Board of Directors since April 1995. In June 1999, Mr. Friend became Chief Executive Officer of eYak, Inc., a teleconferencing company. From 1995 through December 1999, Mr. Friend served as Chairman of the Board of Directors of FaxNet Corp., a provider of messaging services to the telecommunications industry. During 1994 and 1995, Mr. Friend served as a lecturer at Massachusetts Institute of Technology. From 1983 to 1994, Mr. Friend served as Chairman of the Board of Directors of Pilot Software, an international software firm.

    WILLIAM G. NELSON (age 66) has served as the Chairman of the Board of Directors of GEAC Computer Corporation, Limited since 1996; from September 1996 until April 1999, he also served as its Chief Executive Officer and President. Mr. Nelson has been a director of GEAC Computer Corporation, Limited since 1989. Mr. Nelson has also served as a director of Manugistics Group, Inc. (a provider of intelligent supply chain optimization solutions for enterprises and evolving eBusiness trading networks) since 1986. From March 1994 until December 1998, Mr. Nelson also served as a director of Project Software & Development, Inc. From December 1991 to December 1994, Mr. Nelson was President and Chief Executive Officer of Pilot Software, Inc.

HEALTHGATE'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH NAMED NOMINEE.

CURRENT DIRECTORS TO CONTINUE IN OFFICE UNTIL 2001

    The current Class II Directors of the Company, who are not standing for re-election at this year's annual meeting and whose terms will expire at our annual meeting of stockholders in 2001, are as follows:

    GERALD E. BISBEE, JR., PH.D. (age 57) was elected a Class II Director of HealthGate in August 2000. Since 1998 Dr. Bisbee has been Chairman, President and CEO of ReGen Biologics, Inc., a company that designs, engineers and manufactures tissue engineered products for orthopedic applications. He is also Chairman of The Health Management Academy, a health care education and marketing firm. Since 1989 Dr. Bisbee has been a director of APACHE Medical Systems, Inc., a software decision support and content management company for hospitalized critical care patients (where he served as Chairman and Chief Executive Officer from 1989 through 1997). Dr. Bisbee has served as a director of Cerner Corporation since February 1988.

    JONATHAN J. G. CONIBEAR (age 48) has served as a member of our Board of Directors since December 1996. Since 1986, Mr. Conibear has served as Executive Director of Blackwell Science, Ltd., the largest publisher of medical societies' journals and one of the world's largest medical publishers, with headquarters in Oxford, U.K. From 1985 to 1997, Mr. Conibear had other responsibilities with Blackwell Science, including President, Blackwell Science Inc., Blackwell's U.S. subsidiary, Chair, Blackwell's Asian subsidiary, and Sales Director. From 1974 to 1985, Mr. Conibear served in various positions with Oxford University Press.

    CHRIS H. HORGEN (age 53) has served as a member of our Board of Directors since October 1995. In November 1999, Mr. Horgen became the Senior Managing Director for Southeastern Technology Venture Fund. From 1991 to November 1999, Mr. Horgen served as Chairman of the Board of Directors and Chief Executive Officer of Nichols Research Corporation, a publicly traded information technology company. From 1976 to 1997, Mr. Horgen also served in a number of other positions with Nichols Research, including Chief Executive Officer, Co-Chairman of the Board of Directors, and Executive Vice President. Mr. Horgen is also a Director of South Trust Bank of Alabama, N. A.

DIRECTORS TO CONTINUE IN OFFICE UNTIL 2002

    The current Class III Directors of the Company, who are not standing for re-election at this year's annual meeting and whose terms will expire at our annual meeting of stockholders in 2002, are as follows:

    EDSON D. DE CASTRO (age 61) has served as a member of our Board of Directors since December 1994. Since 1997, Mr. de Castro has been a self-employed business consultant. From 1992 to 1997, Mr. de Castro was Chairman of Xenometrix, Inc., a biotechnology company. From 1989 to 1990, Mr. de Castro was Chairman of the Board of Directors of Data General Corporation. From 1968 to 1989, Mr. de Castro served as President and Chief Executive Officer of Data General. Mr. de Castro is a director of AVAX Technologies, Inc., a biopharmaceutical company, Eprise Corporation, a provider of advanced content management software for Web sites, and of UOL Publishing Inc., a publisher of educational courseware for Internet training programs. Mr. de Castro is also a trustee of Boston University and a Member of the Visiting Committee of Clark University Graduate School of Management Advisory Council. Mr. de Castro is also a Member of the Corporation of Partners Healthcare System Inc.

    WILLIAM S. REECE (age 34) is a founder of HealthGate and has served as a member of our Board of Directors and our President and Chief Executive Officer since our inception in 1994. Mr. Reece has served as the Chairman of our Board of Directors since December 1994. From 1988 to 1994, Mr. Reece served in several positions, including Vice President, Sales and Marketing, Manager of U.S.

Sales and Marketing Representative at PaperChase, a medical literature retrieval software company owned by Beth Israel Hospital in Boston.

BOARD OF DIRECTORS AND COMMITTEES

    During 1999, in addition to ten actions by unanimous written consent of the HealthGate Board of Directors, there were three meetings of the Board of Directors. In 1999, each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings held by all committees of the Board on which such director served, except that Mr. Friend did not attend one Board of Directors meeting and one Audit Committee meeting.

    The Board of Directors of the Company has standing Audit, Compensation and Nominating Committees.

    The Audit Committee consists of Messrs. de Castro, Friend and Horgen. The Audit Committee provides assistance to the Board of Directors in fulfilling their responsibility to the stockholders, potential stockholders, and the investment community relating to HealthGate's corporate accounting, reporting practices, and the quality and integrity of the Company's financial reports. The Audit Committee's responsibilities include recommending the independent auditors to be selected to audit the Company's financial statements; reviewing the scope of the proposed audit for the current year and the audit procedures to be utilized; reviewing the results of the audit, including recommending actions in response to any comments or recommendations of the independent auditors; reviewing with the independent auditors and management the adequacy and effectiveness of the Company's accounting and financial controls; reviewing the financial statements to be filed quarterly with the Securities and Exchange Commission with management and the independent auditors; reviewing the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. The Audit Committee held two meetings in 1999.

    The Compensation Committee consists of Dr. Blair and Messrs. Conibear and Horgen. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for our employees and consultants, including all executive officers and the Chief Executive Officer.

    The Nominating Committee consists of Messrs. Conibear, de Castro and Reece. The Nominating Committee advises and makes recommendations to the Board concerning the selection of candidates as nominees for election as Directors. The committee recommended this year's Class I director candidates. In recommending candidates for election to HealthGate's Board of Directors, the Committee considers, among other factors, experience, employment history, education and personal attributes. Stockholders who wish to recommend qualified candidates as Directors should write to: HealthGate Data Corp., 25 Corporate Drive, Suite 310, Burlington, MA 01803, Attn: Secretary, stating the qualifications of such persons for consideration by the committee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid to or earned by our Chief Executive Officer and our four other most highly compensated executive officers (the "Named Executive Officers") for services rendered to HealthGate in all capacities during the years ended December 31, 1999, 1998, and 1997.

                                          ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                                    --------------------------------       ---------------------------------
                                                                           SECURITIES
                                                                           UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY ($)     BONUS ($)    OPTIONS (#)   COMPENSATION ($)(9)
---------------------------         --------   ----------   -------------  -----------   -------------------
William S. Reece..................    1999       200,000    140,000  (5)     257,790(7)          128
  President and Chief Executive       1998       138,583     66,500  (6)      39,660(10)
  Officer                             1997       105,417
Mark A. Israel(1).................    1999       150,000     30,000  (5)     118,980              96
  Chief Technology Officer            1998       126,000     32,000  (6)     123,937
                                      1997        57,312      7,500  (11)
Rick Lawson.......................    1999       120,000     50,000  (5)      79,320              76
  Vice President of Content and       1998        93,750     30,000  (6)
  Secretary                           1997        75,000     15,000  (11)
Hamid Tabatabaie(2)...............    1999       138,750     38,750  (8)      54,334
  Vice President of Sales and         1998       151,846                     162,606
  Marketing
Mary B. Miller(3).................    1999       130,016     34,000  (5)     203,011             112
  Chief Financial Officer and
  Treasurer
Richard J. Fecher(4)..............    1999       106,033     50,000  (8)     118,980              95
  Vice President of Sales

------------------------

  (1) Mr. Israel was hired by HealthGate in July 1997 and resigned from HealthGate in May 2000.

  (2)  Mr. Tabatabaie resigned from HealthGate in August 1999.

  (3) Ms. Miller was elected by the Board of Directors to serve as Chief Financial Officer and Treasurer in April 1999 and resigned from HealthGate in June 2000.

  (4) Mr. Fecher was hired by HealthGate in May 1999 and elected by the Board of Directors to serve as Vice President of Sales in September 1999.

  (5)  Represents amounts awarded in February 2000 for bonuses earned in 1999.

  (6)  Represents amounts awarded in January 1999 for bonuses earned in 1998.

  (7) Excludes a non-incentive stock option granted in January 1998 for 39,660 shares of our common stock, awarded as a bonus for services rendered in 1996 and 1997.

  (8)  Includes commissions paid during 1999.

  (9) Represents payments made by the Company in 1999 for term life insurance premiums on behalf of the Named Executive Officers.

 (10) Represents a non-incentive stock option granted in January 1998, awarded as a bonus for services rendered in 1996 and 1997.

 (11)  Represents amounts awarded in January 1998 for bonuses earned in 1997.

OPTION GRANTS IN YEAR ENDED DECEMBER 31, 1999

    The following table sets forth information concerning the individual grants of stock options to each of the Named Executive Officers who received grants during the fiscal year ending December 31, 1999. All options were granted under HealthGate's 1994 Stock Option Plan.

                                                                                                 POTENTIAL REALIZABLE
                                    INDIVIDUAL GRANTS                                           VALUE AT ASSUMED ANNUAL
                         ----------------------------------------                                RATES OF STOCK PRICE
                             NUMBER OF         PERCENT OF TOTAL                                    APPRECIATION FOR
                             SECURITIES       OPTIONS GRANTED TO                                    OPTION TERM(1)
                         UNDERLYING OPTIONS   EMPLOYEES IN FISCAL     EXERCISE     EXPIRATION   -----------------------
NAME                        GRANTED (#)           YEAR (%)(2)       PRICE ($/SH)      DATE        5% ($)        10%
----                     ------------------   -------------------   ------------   ----------   ----------   ----------
Mary B. Miller(3)......        176,574               13.4               9.49         4/21/04     $462,961    $1,023,024
                                26,437                2.0              11.35         4/21/04     $ 82,901    $  183,190
Richard J. Fecher......        118,980                9.0               9.00        11/18/04     $295,848    $  653,746

------------------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock. The actual gains, if any, on the stock option exercises will depend on the future performance of the common stock, the optionee's continued employment through applicable vesting periods and the date on which the options are exercised and the underlying shares are sold.

(2) In 1999, HealthGate granted options to purchase an aggregate of 1,317,254 shares of common stock.

(3) Ms. Miller resigned from HealthGate in June 2000.

AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUES

    The following table sets forth certain information with respect to the number and value of option exercises in 1999 and unexercised options held by the Named Executive Officers on December 31, 1999.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                         OPTIONS               IN-THE-MONEY OPTIONS AT
                                 SHARES                          AT FISCAL YEAR-END (#)        FISCAL YEAR-END ($)(1)
                              ACQUIRED ON         VALUE        ---------------------------   ---------------------------
NAME                          EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          ------------   ---------------   -----------   -------------   -----------   -------------
William S. Reece............           0               0         125,523        171,927      $1,144,770     $1,567,974
Mark A. Israel(2)...........      19,830         208,802         102,453        120,634      $1,022,909     $1,158,435
Rick Lawson.................           0               0          79,320         39,660      $  723,398     $  361,699
Mary B. Miller(2)...........           0               0               0        203,011               0     $  266,627
Richard J. Fecher...........           0               0               0        118,980               0     $  237,960
Hamid Tabatabaie(2).........      54,334         556,574               0              0               0              0

------------------------

(1) There was no public trading market for the common stock on December 31, 1999. Accordingly, for purposes of this table, the values in these columns have been calculated using the initial public offering price of $11.00 per share (rather than a determination of the fair market value of the common stock on December 31, 1999), less the aggregate exercise price of the options.

(2) Mr. Israel, Ms. Miller and Mr. Tabatabaie have each resigned from
    HealthGate.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    Under an employment agreement dated October 1, 1995, HealthGate agreed to employ Mr. Reece as Chairman of the Board, President and Chief Executive Officer of HealthGate for a period of three years beginning on October 1, 1995, to be automatically renewed on an annual basis, unless either party does not wish to extend the employment agreement, in which case the agreement will terminate three years from the applicable renewal date. Under the agreement, Mr. Reece's minimum base salary is $110,000 per annum, subject to annual review by the Board of Directors. Mr. Reece is also eligible to participate in any bonus programs we adopt. Mr. Reece's 1998 annual base salary was $142,000, plus a bonus of $66,500, as determined by the Board of Directors. Mr. Reece's 1999 annual base salary was $200,000, and, pursuant to his employment agreement, he was awarded a bonus of $140,000, as determined by the Board of Directors for 1999 services.

    HealthGate may terminate Mr. Reece's employment for malfeasance, nonfeasance or breach of the employment agreement, as determined by 75% of the Board of Directors. If we terminate Mr. Reece's employment for malfeasance, nonfeasance or breach of the employment agreement, Mr. Reece will be entitled to receive a lump sum severance payment equal to 12 months' compensation at his then-current base salary, the amount of any bonus paid to him in the previous contract year, and any accrued bonus through the date of termination, plus any benefits to which he is entitled for 12 months following the date of termination. We may also terminate Mr. Reece's employment if Mr. Reece is convicted of a felony involving HealthGate. If we terminate Mr. Reece's employment for conviction of a felony involving HealthGate, Mr. Reece will not be entitled to any further compensation under the employment agreement, except as may be required by applicable law.

    In addition, Mr. Reece may elect to terminate the employment agreement for good reason or following a change in control of HealthGate. In the event of an election for good reason or change in control, Mr. Reece will be entitled to a lump sum severance payment equal to 12 months' compensation at his then-current base salary, any accrued bonus through the date of election, plus any benefits to which he is entitled for 12 months following the date of election.

    HealthGate does not have employment agreements with any of our other employees or executive officers.

COMPENSATION OF DIRECTORS

    Directors of HealthGate who are also our employees did not receive additional compensation for serving as Directors.

    As compensation for their services in 1999 through 2001, in January 1999, each of HealthGate's non-employee Directors was granted stock options for the purchase of 9,915 shares of our common stock under our 1994 Stock Option Plan. These options have an exercise price of $.89 per share, vest in three equal annual installments in January 1999, 2000, and 2001 based on continuing service as a director through each applicable period and expire in January 2004.

    In 1999, our Directors did not receive cash remuneration for their services as Directors. We reimbursed our non-employee Directors for the out-of-pocket expenses they incur in connection with rendering services as Directors.

    Beginning in February 2000, each of HealthGate's non-employee Directors will receive $3,000 per quarterly Board of Directors' meeting attended, $500 per Committee meeting attended, and $500 per monthly Board of Directors' conference call attended and will be reimbursed, upon request, for expenses incurred in attending each Board of Directors' meeting.

    In August 2000, the number of options issued to non-employee Directors for their services was increased from 3,305 per year to 10,000 per year for the three year period through the second quarter of 2003. Accordingly, in August 2000, Dr. Bisbee was granted stock options for 30,000 shares of HealthGate's common stock and stock options for 25,043 shares (which when combined with the January 1999 grants provides for 10,000 shares annually) were granted for the continuing services of each of Messrs. Conibear, de Castro, Friend and Horgen. The August 2000 options were granted under HealthGate's 1994 Stock Option Plan, have an exercise price of $1.375 per share, vest quarterly over three years based on continuing service as a director and expire in August 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. Our Compensation Committee currently consists of Dr. Blair and Messrs. Conibear and Horgen, none of whom has ever been an officer or employee of HealthGate.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee has provided the following report*:

    HealthGate Data Corp.'s Compensation Committee is responsible for establishing HealthGate's philosophy of structuring executive compensation packages to enable HealthGate to attract and retain qualified executives and to motivate such individuals to maximize their efforts on behalf of HealthGate. The Compensation Committee makes recommendations regarding executive compensation, including base salaries and bonus awards. HealthGate also awards stock option grants to its officers and employees.

    HealthGate's compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified employees. The Compensation Committee recommends total compensation for HealthGate's executive officers by following a policy of basing such executive's compensation upon the executive's individual performance and contribution to the development and financial success of HealthGate. In addition, when determining the baseline for executives' compensation packages, the Compensation Committee considers the compensation packages provided by companies within its industry and by companies outside the industry with which HealthGate competes for executive talent.

    Annual compensation for HealthGate's executives consists of base salary and bonus. Additionally, equity in the form of stock option grants may be awarded.

    Cash Compensation. Annual cash compensation consists of base salary and bonus. In recommending salaries for HealthGate's executive officers, the Compensation Committee considers a number of factors, including: experience, personal performance, development and implementation of short term and long term planning objectives, the salary levels for similar positions within the industry in which HealthGate competes and in other industries, and company-wide salary compatibility. The weight given to each of these factors differs from individual to individual, as the Compensation Committee may deem appropriate. In order to have a portion of each executive officer's compensation contingent upon HealthGate's performance, the Compensation Committee also considers awarding performance-based cash bonuses to executive officers.

    Equity Ownership. Total compensation at the executive level also includes long-term incentives afforded by the grant of stock options. The purpose of HealthGate's stock ownership program is to assist in the attraction and retention of key executives, to align the interest of each executive officer

------------------------

* The material in this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 Act, as amended, or the Securities Exchange Act of 1934, as amended.

with HealthGate's stockholders and to provide each executive officer with a significant incentive to manage HealthGate from the perspective of an owner with an equity stake in HealthGate. When issued, stock option grants to executive officers have exercise prices equal to the fair market value at grant and vest in installments over a period of years, conditional upon the executive officer's continued service with HealthGate. Therefore, the stock options will provide a value to the executive officer only if the executive officer remains in service with HealthGate during the vesting period.

    Chief Executive Officer 1999 Compensation. The compensation arrangements for Mr. Reece with respect to the 1999 fiscal year were primarily based upon the terms of his existing employment contract with HealthGate. Pursuant to the 1995 Employment Agreement, Mr. Reece is entitled to an annual minimum base salary, subject to annual review by the Board of Directors. In addition, Mr. Reece is eligible to participate in any bonus programs adopted by the Board.

    In applying the goals of the Compensation Committee, the Compensation Committee recommended Mr. Reece's total 1999 annual compensation, including compensation derived from HealthGate's bonus program, be at a level that it believed to be competitive with other companies in the industry. Mr. Reece's annual base salary for fiscal year 1999 was increased to $200,000. He was awarded a bonus of $140,000 for fiscal 1999, which represented 100% of the eligibility target set for Mr. Reece by the Compensation Committee for fiscal 1999 (based on a target bonus of between 30% and 70% of 1999 base salary, such bonus to be based 75% on performance compared to 1999 revenue and profit targets based on then current projections and 25% based on other subjective factors). The Compensation Committee determined the 1999 bonus in recognition, among other factors, of the fact that under Mr. Reece's leadership HealthGate met or exceeded the revenue and profit targets established for 1999 and, based on 1999 efforts, HealthGate successfully completed an initial public offering of its stock in early 2000.

                                        The Compensation Committee of HealthGate
                                        Data Corp.
                                              Chris H. Horgen, Chairman
                                              Tina M. H. Blair
                                              Jonathan J.G. Conibear

                         STOCK PRICE PERFORMANCE GRAPH

    HealthGate closed upon its initial public offering of its common stock in January 2000. HealthGate's common stock has been traded on the Nasdaq National Market under the symbol "HGAT" since January 26, 2000. Prior to that date, there was no public market for our common stock and, therefore, no quoted market prices for our common stock are available for the year ended December 31, 1999. Because there were no quoted market prices for our common stock for the year ended December 31, 1999, information regarding cumulative total stockholder return on HealthGate's common stock for that period, whether presented on a stand-alone basis or in comparison with the Nasdaq Composite Index or other indices, would not be meaningful.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information with respect to the beneficial ownerhsip of our common stock as of July 31, 2000 by: (a) each person who we know owns beneficially more than 5% of our common stock; (b) each of our Directors and nominees; (c) each of the Named Executive Officers; and (d) all of our Directors, nominees and executive officers as a group. Unless otherwise indicated, the mailing address for each person and business entity listed below is c/o HealthGate Data Corp., 25 Corporate Drive, Suite 310, Burlington, MA 01803.

BENEFICIAL OWNER                                                OWNED     OWNED(1)
----------------                                              ---------   --------
General Electric Company(2).................................  3,696,256     19.4%
  2135 Easton Turnpike
  Fairfield, CT 06431
William S. Reece(3).........................................  2,200,957     12.2%
Blackwell Science, Ltd.(4)..................................  2,058,327     11.5%
  Oxney Mead, Oxford
  OX2 OEL, United Kingdom
Jonathan J. G. Conibear(5)..................................  2,058,327     11.5%
Columbia/HCA Healthcare Corporation(6)......................  1,941,035      9.8%
  One Park Plaza
  Nashville, Tenessee 37203
Nichols Research Corporation................................  1,831,208     10.3%
  4040 Memorial Parkway, S.
  Huntsville, AL 35802
Barry M. Manuel, M.D.(7)....................................  1,210,009      6.8%
  65 Wellesley Road
  Belmont, MA 02478
NBC Internet, Inc.(8).......................................    954,545      5.3%
  225 Bush Street
  San Francisco, CA 94104
Rick Lawson(9)..............................................    877,520      4.9%
David Friend(10)............................................    432,683      2.4%
William G. Nelson...........................................    396,328      2.2%
Tina M. H. Blair, M.D.(10)..................................    348,754      2.0%
Edson D. de Castro(11)......................................    137,024        *
Hamid Tabatabaie(12)........................................     54,334        *
Chris H. Horgen.............................................     51,355        *
Richard Fecher(13)..........................................     41,660        *
Mark A. Israel(14)..........................................     19,830        *
Gerald E. Bisbee, Jr.(15)...................................          0        0
Mary B. Miller(16)..........................................          0        0
Executive officers, directors and nominees as a group (10     6,618,772     36.1%
  persons)(17)..............................................

------------------------

*   Less than one percent of outstanding shares.

 (1) Percentage ownership is based on 17,863,686 shares outstanding as of July 31, 2000. Shares of common stock subject to options and warrants currently exercisable or exercisable within 60 days of July 31, 2000 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

 (2) Includes 1,189,800 shares issuable pursuant to a warrant granted to General Electric Company in connection with our development and distribution agreement with GE Medical Systems, an operating unit of General Electric Company, 2,165,547 shares owned by GE Capital Equity Investments, Inc., a wholly-owned subsidiary of General Electric Capital Corporation and an affiliate of General Electric Company, and 340,909 shares of our common stock owned by GE Capital Equity Investments. GE Capital Equity Investments shares beneficial ownership of the 2,165,547 outstanding shares with General Electric Capital Corporation and GE Medical Systems with respect to all shares held of record by GE Capital Equity Investments. This amount does not include any shares of our common stock, beneficially owned by NBC Internet, Inc. We understand that National Broadcasting Company, a subsidiary of General Electric Company, owns a significant minority equity interest in NBC Internet, Inc.

 (3) Includes 211,387 shares of common stock issuable upon the exercise of stock options

 (4) Includes 36,355 shares of common stock issuable upon the exercise of stock options and 266,277 shares owned by Blackwell Wissenschafts-Verlag GmbH, a wholly owned subsidiary of Blackwell Science.

 (5) Includes 36,355 shares of common stock issuable to Blackwell Science upon the exercise of stock options, 1,755,695 shares of common stock owned by Blackwell Science and 266,277 shares owned by Blackwell Wissenschafts-Verlag GmbH. Mr. Conibear is Executive Director of Blackwell Science. Mr. Conibear disclaims beneficial ownership of all shares issuable to or owned, directly or indirectly, by Blackwell Science.

 (6) Includes 1,941,035 shares issuable pursuant to a warrant issued to CIS Holdings, Inc., an indirect, wholly owned subsidiary of Columbia/HCA HealthCare Corporation and an affiliate of Columbia Information Systems, Inc., in connection with our marketing and reseller agreement with Columbia Information Systems. Columbia/HCA HealthCare Corporation is now known as HCA-The Healthcare Company.

 (7) Includes 850,690 shares owned by Dr. Manuel, 337,110 shares held in trusts for which Dr. Manuel serves as trustee for the benefit of his children and grandchildren and 22,209 shares issuable to Dr. Manuel upon the exercise of stock options. Dr. Manuel disclaims beneficial ownership of the 337,110 shares held in trust for the benefit of his children and grandchildren.

 (8) Includes 500,000 shares of common stock owned by Snap! LLC, a wholly owned subsidiary of NBC Internet, Inc. and 454,545 shares of our common stock owned by NBC Internet, Inc.

 (9) Includes 79,320 shares of common stock issuable upon exercise of stock options.

 (10) Includes 36,355 shares of common stock issuable upon exercise of stock options.

 (11) Includes 6,611 shares of common stock issuable upon exercise of stock options.

 (12) Mr. Tabatabaie resigned from HealthGate in August 1999.

 (13) Includes 39,660 shares of common stock issuable upon exercise of stock options and 2,000 shares owned by Mr. Fecher's spouse.

 (14) Mr. Israel resigned from HealthGate in May 2000.

 (15) Excludes 2500 vested options granted in August 2000 for services as a Director.

 (16) Ms. Miller resigned from HealthGate in June 2000.

 (17) Includes 446,043 shares of common stock issuable upon exercise of stock options.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Securities Exchange Act of 1934, as amended, requires HealthGate's Directors and officers, and persons who own more than 10% of HealthGate's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market. These persons are required by SEC regulations to furnish HealthGate with copies of all Section 16(a) forms that they file.

    HealthGate's Directors and officers and 10% stockholders were not subject to the requirements of Section 16 of the Securities Exchange Act of 1934 until January 25, 2000, the effective date of HealthGate's registration statement for its initial public offering. Therefore, no Section 16(a) forms were filed for the year ended December 31, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In March 1998, HealthGate entered into an Electronic Journal Software Development and Management Agreement with Blackwell Science. Blackwell Science was the holder, together with Blackwell Wissenshafts-Verlag GmbH, a wholly owned subsidiary of Blackwell Science, of all of our issued and outstanding Series D preferred stock, which converted into 1,328,997 shares of common stock in January 2000. Jonathan Conibear, one of our Directors, is an Executive Director of Blackwell Science. Pursuant to this agreement, we have agreed to develop and host a Web site for Blackwell Science's journals and other publications. We completed the development of this Web site in 1998. Blackwell Science has paid a total of $1,600,000 for the development and hosting of the Web site through December 1999. During 1999, 1998, and 1997, our revenue from Blackwell Science represented 24%, 44%, and 18% of our total revenue for those respective years. In September 1999, we entered into a new activePress Journal Hosting and Delivery Agreement with Blackwell Science pursuant to which the term of our services relating to hosting and maintaining Blackwell Science's Web site was extended through December 2001 and the scope of our services to be provided to Blackwell Science were expanded beginning January 1, 2000. Total fees payable to us during the extended term are expected to be in excess of $750,000 annually. In January 2000, Blackwell paid us $550,000 in connection with the development and hosting of the Web site. In April 1999, we paid Blackwell Science $68,000 as a referral fee for their assistance in adding several additional journals to our online libraries. In addition, pursuant to the terms of a Stock Purchase Agreement dated as of December 20, 1996 between HealthGate and Blackwell Science, in the event we attempt to expand into Europe or Asia, we have agreed to negotiate in good faith with Blackwell Science to determine in what manner Blackwell Science may serve as our primary strategic alliance partner in connection with such expansion.

    In September 1998, HealthGate received a $2,000,000 convertible bridge loan from Blackwell Science. The loan accrued interest at a rate of 12% per year. The principal amount of this loan was converted into 174,729 shares of Series E preferred stock in April 1999 concurrently with, and at the same per share price as, the private placement of Series E preferred stock to GE Capital Equity Investments. Upon conversion, all accrued and unpaid interest due on this loan was paid to Blackwell Science in cash.

    In April 1999, pursuant to the terms of a Stock Purchase Agreement, HealthGate issued and sold 546,028 shares of our Series E preferred stock to GE Capital Equity Investments for an aggregate consideration of $6,250,000 in cash.

    In June 1999, HealthGate entered into a development and distribution agreement with GE Medical Systems pursuant to which we will develop GE Medical Systems branded enhanced versions of our CHOICE Web site product. In connection with this agreement, we issued to General Electric a warrant for the purchase of up to 1,189,800 shares of our common stock. The warrant has a term of five years, is immediately exercisable, and has an exercise price of $3.46 per share. GE Capital Equity

Investments, a principal stockholder of HealthGate, is a wholly owned indirect subsidiary of General Electric.

    On October 27, 1999, HealthGate issued and sold 96,505 shares of our common stock, pursuant to an option exercise, for an aggregate consideration of $81,565.50 in cash to Edson de Castro, one of our Directors.

    HealthGate rendered services to GE Medical Systems relating to their development of a demonstration Web site. HealthGate was paid $108,000 in 1999 and $274,000 in 2000 for such services.

    In October 1999, HealthGate entered into a three-year strategic alliance agreement with Snap! LLC and Xoom.com, Inc. Under this agreement, Snap (now known as part of NBCi.com) will provide various services to us to promote our name, our www.healthgate.com Web site, our CHOICE Web sites and the products and services we offer, and we will design, develop, and host a co-branded Snap/ HealthGate Web site, which will provide the features and functionality of our www.healthgate.com Web site. In March 2000, Snap began featuring us as the anchor tenant within the Health Channel, which is part of Snap's Web site located at www.snap.com. In exchange for the services provided by Snap during the first year of the agreement, we have paid Snap a minimum fee of $10.0 million, plus a $250,000 production and content integration fee in cash and on November 3, 1999, issued 500,000 shares of HealthGate common stock to Snap. We have agreed to pay Snap minimum fees of $15.0 million in each of the second and third years of the agreement for the services provided to us by Snap in those years. We have also agreed to pay Snap up to an additional $5.0 million in the first year, $10.0 million in the second year, and $15.0 million in the third year of the agreement if Snap delivers more than certain minimum click-throughs threshold to the co-branded Snap/HealthGate Web site in the respective years. Snap and Xoom.com are both wholly owned by NBC Internet, which is owned partially by National Broadcasting Company, a subsidiary of General Electric.

    In January 2000, pursuant to the terms of a Stock Purchase Agreement, HealthGate issued and sold 340,909 shares of our common stock to GE Capital Equity Investments, at $11 per share in a private sale.

    In January 2000, pursuant to the terms of a Stock Purchase Agreement, HealthGate issued and sold 454,545 shares of our common stock to NBC Internet, at $11 per share in a private sale.

    In November 1999, HealthGate entered into a three-year development agreement with Columbia Information Systems. Under this agreement, we will design, develop, and maintain a health portal site for Columbia Information Systems and design, develop and maintain customized, co-branded CHOICE Web sites for up to 280 Columbia/HCA hospitals and affiliates. The agreement provides for an annual license fee of $3.5 million to be paid by Columbia Information Systems for all products and services that we provide under the agreement. The annual license fee is subject to prospective adjustment in certain events, including the delivery by us to fewer than 200 customized, co-branded CHOICE Web sites. However, if we deliver fewer than 200 or more than 280 customized, co-branded sites, the adjustment is limited to a minimum annual license fee of $2.5 million. In addition, we will share advertising and sponsorship revenues and certain e-commerce revenues. The agreement may be terminated without cause by Columbia Information Systems on June 1, 2001, upon payment of a $1 million termination fee to HealthGate. In 1999, Columbia Information Systems paid us a total of $875,000 under this agreement which represented 18% of our revenue for the year.

    In November 1999, HealthGate also entered into a separate three-year marketing and reseller agreement with Columbia Information Systems, under which Columbia Information Systems agreed to endorse us as the preferred provider of patient and consumer oriented health content for Web sites owned or operated by Columbia/HCA hospitals and affiliates. The agreement provides us, among other things, the right to make a first offer to provide services for adding content to the Columbia Information Systems health portal site and any Web sites owned or operated by or affiliated with

Columbia Information Systems or Columbia/HCA. We also have the exclusive right to host on the Internet content provided to us by healthcare providers owned, controlled or operated by any entity owned or controlled by Columbia/HCA Healthcare Corporation (now known as HCA-The Healthcare Company). In addition, Columbia Information Systems may, for a commission, market and sell our CHOICE Web site product to entities unaffiliated with Columbia/HCA, subject to our approval. In connection with this agreement, we have issued to CIS Holdings, Inc., an indirect, wholly owned subsidiary of Columbia/HCA HealthCare Corporation (now known as HCA-The Healthcare Company) and an affiliate of Columbia Information Systems, a warrant for the purchase of up to 1,941,035 shares of our common stock. The warrant has a term of three years, an exercise price of $11 per share and became exercisable in January 2000 upon our initial public offering.

    In January 2000, HealthGate completed an initial public offering of its common stock. In conjunction with this initial public offering, all outstanding shares of redeemable convertible stock converted into 7,530,556 shares of common stock. Upon the conversion of Series E preferred stock, we paid a total of $465,000 in cash for accrued dividends on Series E preferred stock. The Series E dividend amount included payments of $116,000 to Blackwell Science Ltd. and $349,000 to GE Capital Equity Investments Inc., both of which are principal stockholders of HealthGate.

                                   PROPOSAL 2
                AMENDMENT TO HEALTHGATE'S 1994 STOCK OPTION PLAN

    HealthGate's 1994 Stock Option Plan was adopted by the Board of Directors and approved by the stockholders in June 1994. The 1994 Stock Option Plan provides for the grant of Incentive Stock Options intended to qualify under
Section 422 of the Internal Revenue Code and stock options that do not so qualify. The Company's Directors, officers, employees and consultants are eligible to receive grants under the 1994 Stock Option Plan. The purpose of the 1994 Stock Option Plan is to promote the interests of the Company and our stockholders by encouraging and enabling eligible employees and other persons affiliated with HealthGate to acquire stock in HealthGate. The Company believes that the granting of options will stimulate the efforts of these persons, strengthen their desire to remain with HealthGate, provide them with more aligned interests in HealthGate's success and assure a closer identification between them and HealthGate.

    Presently, the total number of shares of HealthGate's Common Stock for which options may be granted under the 1994 Stock Option Plan is 3,599,997. As of July 31, 2000, options for a total of 2,764,825 shares of common stock are outstanding under the 1994 Stock Option Plan. In addition, 240,945 shares of common stock have been purchased under the 1994 Stock Option Plan pursuant to exercises of options. Without amendment, a total of only 594,227 shares remain available for issuance under the 1994 Stock Option Plan.

    The Board of Directors has adopted an amendment to the 1994 Stock Option Plan, subject to approval by the stockholders, to increase the aggregate number of shares for which options may be granted under the 1994 Stock Option Plan from 3,599,997 to 4,480,000 to ensure that a sufficient number of shares is available to allow the Company to continue to use option grants to pursue the general purposes of the 1994 Stock Option Plan.

    The affirmative vote of at least a majority of the shares of the Company's Common Stock represented in person or by proxy at the meeting and voting (provided a quorum is present) is required for the approval of this amendment to the 1994 Stock Option Plan.

HEALTHGATE'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE 1994 STOCK OPTION PLAN.

SUMMARY DESCRIPTION OF THE 1994 STOCK OPTION PLAN

    The 1994 Stock Option Plan is administered by the Company's Board of Directors, which has authority to determine the optionees, the number of shares covered by an option, the option exercise price, the term of the option, the vesting schedule and other terms and conditions. Only employees of the Company may be granted Incentive Stock Options ("ISOs"). Non-employee Directors, employees, consultants and any other persons may be granted non-qualified stock options ("non-ISOs"). Consistent with Section 422 of the Internal Revenue Code, the 1994 Stock Option Plan provides that the exercise price of ISOs shall equal or exceed the fair market value of the stock on the date of grant. ISOs granted pursuant to the 1994 Stock Option Plan are not transferable, other than by will or by the laws of descent and distribution, and may only be exercised while the optionee is an employee of the Company or during the three-month period following termination of employment; provided, however, that if the termination is due to total and permanent disability, the ISOs may be exercised for a period of twelve months after the termination. The 1994 Stock Option Plan does not require that non-ISOs be subject to the limitations on price and transferability which are required of ISOs. If an option expires, terminates or is forfeited for any reason during the term of the 1994 Stock Option Plan without having been exercised in full, the shares subject to the unexercised portion of such option will again be available for grant pursuant to the 1994 Stock Option Plan. Since grants of stock options under the 1994 Stock Option Plan are made in the discretion of the Board of Directors, potential future stock option grants are not reasonably ascertainable. The 1994 Stock Option Plan is scheduled to terminate in 2004.

FEDERAL INCOME TAX CONSEQUENCES

    The federal income tax consequences of an optionee's participation in the 1994 Stock Option Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to stock options.

    The tax consequences of a stock option under the 1994 Stock Option Plan depend on whether the stock option is an ISO or a non-ISO. An optionee will not recognize income at the time of a grant or exercise of an ISO and the Company may not deduct the related expense at those times. However, for purposes of the alternative minimum tax, the difference between the exercise price and the fair market value of the stock will be included in the optionee's alternative minimum tax income. The optionee has a taxable event only upon a later sale or disposition of the stock acquired pursuant to the exercise of the ISO. The tax treatment of the disposition of the stock will depend on when the optionee disposes of the stock. An optionee who sells stock acquired pursuant to the exercise of an ISO within one year from the date of exercise or within two years of the date of grant will recognize capital gain on the sale of the stock and ordinary income equal to the difference between the ISO's exercise price and the fair market value of the stock. An optionee who disposes of stock after a date that is both two years after the grant and one year after its exercise will recognize capital gain equal to the difference between the amount received on disposition and the adjusted basis in the stock.

    A different set of rules govern non-ISOs. There are no federal income tax consequences to the optionee or the Company upon the grant of non-ISOs with exercise prices equal to fair market value on the date of grant. Upon exercise of a non-ISO, the optionee will recognize ordinary income in the amount by which the fair market value of the stock option exceeds the exercise price of the stock option. The Company is allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee at the time of exercise of non-ISOs. The optionee's holding period for purposes of determining whether any subsequently realized gain or loss will be long-term or short-term will begin at the time the optionee recognizes ordinary income.

                                 ANNUAL REPORT

    The Company's Annual Report on Form 10-K with respect to the year ended December 31, 1999, which includes the Company's audited financial statements, accompanies this Proxy Statement.

    ADDITIONAL COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO:
TREASURER, HEALTHGATE DATA CORP., 25 CORPORATE DRIVE, BURLINGTON, MASSACHUSETTS, 01803 (TELEPHONE: (781) 685-4000).

                 RELATIONSHIP WITH CERTIFIED PUBLIC ACCOUNTANTS

    The accounting firm of PricewaterhouseCoopers LLP served as HealthGate's independent auditors for 1999. A representative of PricewaterhouseCoopers LLP is expected to be present at the stockholders' meeting with the opportunity to make a statement and to respond to appropriate questions from stockholders. The Board of Directors of HealthGate has requested that the Audit Committee recommend an accounting firm to serve as HealthGate's independent auditors for the year 2000.

    During HealthGate's three most recent fiscal years, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused the firm to make a reference to the subject matter of the disagreement in connection with its report.

                             STOCKHOLDER PROPOSALS

    Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with SEC Rule 14a-8, which in certain circumstances may require the inclusion of qualifying proposals in HealthGate's Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company's 2001 Annual Meeting of Stockholders, all applicable requirements of SEC Rule 14a-8 must be satisfied and such proposals must be received by HealthGate no later than January 23, 2001.

    In addition, under the Company's By-Laws, no business may be brought before an annual meeting or nominations made for persons for election to the Board of Directors except pursuant to the notice of the meeting (which includes stockholder proposals that HealthGate sets forth in its proxy statement under SEC Rule 14a-8), or as otherwise brought before the meeting by or at the direction of the Board of Directors or by a stockholder who has delivered timely written notice to HealthGate (containing certain information specified in the By-Laws) not less than 60 days prior to the date of the annual meeting; provided, in the event that the 2001 annual stockholders meeting is called for a date prior to the fourth Tuesday in June and less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the date on which notice of the date of the annual meeting was mailed to stockholders or made public, whichever first occurs. Accordingly, a stockholder who intends to present a nomination for Director or a proposal at the 2001 Annual Meeting of stockholders without inclusion of the proposal in the Company's proxy materials must provide written notice of the nomination or other business they wish to propose to HealthGate no later than April 27, 2001 (assuming an annual stockholders meeting on June 26, 2001) or as pursuant to the applicable formula described above if the annual meeting is scheduled for another date.

    All notices of proposals by stockholders and all requests for copies of the full text of the By-law provisions discussed above should be sent to HealthGate Data Corp., 25 Corporate Drive, Suite 310, Burlington, Massachusetts, 01803,
Attention: Secretary.

    The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

    Management is not aware of any matters proposed to be presented to the meeting by any other person. However, if any other business should properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment on such business.

                       HEALTHGATE DATA CORP.

     PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
              OF STOCKHOLDERS TO BE HELD ON OCTOBER 5, 2000


         The undersigned hereby appoints William S. Reece and Rick Lawson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of HealthGate Data Corp. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of HealthGate Data Corp. to be held at the Boston Marriott Burlington, Routes 128 and 3A, One Mall Road, Burlington, Massachusetts, on Thursday, October 5, 2000 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC
     INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE
     THEREWITH.

                                                   -----------------------
                                                   |  SEE REVERSE FOR    |
   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)    | VOTING INSTRUCTIONS |
                                                   -----------------------

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                            HEALTHGATE DATA CORP.

                              OCTOBER 5, 2000


            PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

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
   -----  PLEASE MARK YOUR                                                                                        |
A  | X  | VOTES AS IN THIS                                                                                        |
   |    | EXAMPLE.                                                                                                -----
   -----


           FOR all nominees            WITHHOLD              MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR
           listed at right             AUTHORITY             DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSAL 2.
         (except as marked to    to vote for all nominees
          the contrary below)       listed at right.
                                                                                                               FOR  AGAINST ABSTAIN
1. To elect two  -----                   -----               NOMINEES:  David Friend     2. To approve an      ---    ---    ---
   Class I       |    |                  |    |                                             amendment to       |  |   |  |   |  |
   Directors     |    |                  |    |                     William G. Nelson       HealthGate's 1994  ---    ---    ---
                 -----                   -----                                              Stock Option Plan
                                                                                            to increase the
                                                                                            number of shares of
                                                                                            the Company's common
                                                                                            stock issuable under
                                                                                            the Plan from 3,599,997
                                                                                            to 4,480,000.
TO WITHHOLD AUTHORITY TO VOTE FOR
ANY NOMINEE(S) WRITE SUCH NOMINEE(S)' NAME(S)                                               THIS PROXY IS SOLICITED ON
_____________________________________________                                               BEHALF OF THE BOARD OF
                                                                                            DIRECTORS. IT MAY BE REVOKED
                                                                                            PRIOR TO ITS EXERCISE.

                                                                                            RECEIPT OF NOTICE OF THE
                                                                                            ANNUAL MEETING AND PROXY
                                                                                            STATEMENT IS HEREBY
                                                                                            ACKNOWLEDGED, AND THE TERMS
                                                                                            OF THE NOTICE AND PROXY
                                                                                            STATEMENT ARE HEREBY
                                                                                            INCORPORATED BY REFERENCE
                                                                                            INTO THIS PROXY. THE
                                                                                            UNDERSIGNED HEREBY REVOKES
                                                                                            ALL PROXIES HERETOFORE
                                                                                            GIVEN FOR SAID MEETING OR
                                                                                            ANY AND ALL ADJOURNMENTS,
                                                                                            POSTPONEMENTS AND
                                                                                            CONTINUATIONS THEREOF.

                                                                                            PLEASE VOTE, DATE, SIGN AND
                                                                                            PROMPTLY RETURN THIS PROXY
                                                                                            IN THE ENCLOSED RETURN
                                                                                            ENVELOPE WHICH IS POSTAGE
                                                                                            PREPAID IF MAILED IN THE
                                                                                            UNITED STATES.

                                                                                          Address Change? Mark Box   ---
                                                                                          Indicate Changes Below     |  |
                                                                                                                     ---


SIGNATURE(S) __________________________________________________________________________________________  Dated: ___________, 2000

NOTE:  PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH
SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A
CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP,
PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
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